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                                                                       EXHIBIT 1


RESOLUTION OF THE BOARD OF DIRECTORS OF CANADA LIFE INSURANCE COMPANY OF NEW
         YORK (CLNY) AUTHORIZING ESTABLISHMENT OF THE VARIABLE ACCOUNT.































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EXTRACT from the Minutes of the Meeting of the Board of Directors of Canada Life
Insurance Company of New York held on the 13th day of September, 1989.

       VARIABLE ANNUITY ACCOUNT 1

       1. RESOLVED, that the Board of Directors of Canada Life Insurance Company of New York ("Company"), pursuant to the provisions of Section 4240 of the New York Insurance Law and Regulation 47 thereunder, hereby establishes a separate account designated "Canada Life of New York Variable Annuity Account 1" (hereinafter "Variable Annuity Account 1") for the following use and purposes, and subject to such conditions as hereinafter set forth;

       2. FURTHER RESOLVED, that Variable Annuity Account 1, is established for the purpose of providing for the issuance by the Company of separate account annuity and/or variable annuity contracts ("Contracts") and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts. The form of such Contracts shall be kept on file at the Home Office of the Company;

       3. FURTHER RESOLVED, that the income, gains, and losses, whether or not realized, from assets allocated to Variable Annuity Account 1 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company;

       4. FURTHER RESOLVED, that the portion of the assets of Variable Annuity Account 1 equal to the reserves and other contract liabilities with respect to Variable Annuity Account 1 shall not be chargeable with liabilities arising out of any other business the Company may conduct;

       5. FURTHER RESOLVED, that Variable Annuity Account 1 shall be divided into Investment Subaccounts, each of which shall invest in the shares of a designated series of Canada Life of America Series Fund, Inc., or such other investment company as the Board of Directors may from time to time designate, and net premiums under the Contracts shall be allocated to the eligible Investment Subaccounts set forth in the Contracts in accordance with instructions from owners of the Contracts.

       6. FURTHER RESOLVED, that the initial Investment Subaccounts shall be as follows, each of which shall invest in an equivalent series of the designated Investment Company:

                     Money Market
                     Equity
                     Bond
                     Managed

       7. FURTHER RESOLVED, that the Board of Directors expressly reserves the right to add, combine, or remove any Investment Subaccount of Variable Annuity Account 1 as it may hereafter deem necessary or appropriate:

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       8.     FURTHER RESOLVED, that any two of the Officers of the Company, are hereby authorized to transfer cash from time to time between the Company's general account and Variable Annuity Account 1 as deemed necessary or appropriate and consistent with the terms of the Contract and any applicable laws and regulations;

       9. FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of Variable Annuity Account 1 hereafter to such other designation as it may deem necessary or appropriate;

       10. FURTHER RESOLVED, that any two of the Officers of the Company with such assistance from the Company's independent certified public accountants, chartered accountants, legal counsel and independent consultants or others as they may require, are hereby authorized and directed to take all action necessary to: (a) register Variable Annuity Account 1 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem, appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Annuity Account 1 in order to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and other applicable federal laws, including the filing of any amendments to registration statements, any supplements, any undertakings, any requests for "no action" letters, and any applications for exemptions, and any amendments thereto, from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate;

       11. FURTHER RESOLVED, that any two of the Officers of the Company, are hereby authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of Variable Annuity Account 1 and by the Company as sponsor and depositor a Notification of Registration under the Investment Company Act of 1940, on Form N-8A and a Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, and any other forms as may be designated from time to time for such purposes, and any and all amendments to the foregoing on behalf of Variable Annuity Account 1 and the Company and on behalf of and as attorneys-in-fact for the principal executive officer, the principal financial officer, the principal accounting officer, and/or any other officer of the Company;

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       12.    FURTHER RESOLVED, that the signature of any Director or Officer of the Company required by law to affix his or her signature to a registration statement under the Investment Company Act of 1940 or Securities Act of 1933, or any amendments thereof, may be affixed by said Director or Officer personally or by an attorney-in-fact duly constituted in writing by said Director or Officer to sign his or her name thereto;

       13. FURTHER RESOLVED, that Alfred F. Kelly, President and Walter A. Mahon, Assistant Secretary or either of them are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto;

       14. FURTHER RESOLVED, that any two of the Officers of the Company are hereby authorized on behalf of Variable Annuity Account 1 and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings, and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of New York and any of the states of the United States of America and other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, plans of operation, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Variable Annuity Account 1 and the Company;

       15. FURTHER RESOLVED, that any two of the Officers of the Company are hereby authorized in the names and on behalf of Variable Annuity Account 1 and the company to execute and file irrevocable written consents on the part of Variable Annuity Account 1 and of the Company to be used in such states (including New York) wherein such consents to services of process may be requisite under the insurance of securities laws therein in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Annuity Account 1 and of the Company for the purpose of receiving and accepting process;

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       16.    FURTHER RESOLVED, that any two of the Officers of the Company are hereby authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by Variable Annuity Account 1 insofar as such rights are required by any applicable law;

       17. FURTHER RESOLVED, that any two of the Officers of the Company are hereby authorized to execute such agreement or agreements as they may deem necessary and appropriate with Canada Life of America Financial Services, Inc., or with any other qualified entity under which such entity will be appointed principal underwriter and distributor of the Contracts;

       18. FURTHER RESOLVED, that it is the policy of Variable Annuity Account 1 to invest in the shares of Canada Life of America Series Fund, Inc. or such other investment company as the Board of Directors may from time to time designate;

       19. FURTHER RESOLVES, that because it is expected that Variable Annuity Account 1 will invest solely in the securities issued by one or more investment companies registered under the Investment Company Act of 1940, any two of the Officers of the Company are hereby authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made;

       20. FURTHER RESOLVED, that any two of the Officers of the Company are hereby authorized to execute and deliver such agreements and other documents and do such acts and things as may be deemed necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

       STANDARDS OF SUITABILITY

              RESOLVED, that the Canada Life Insurance Company of New York ("the Company") hereby establishes the following Standards of Suitability: "No recommendation shall be made to an applicant to purchase a separate account or a variable annuity contract and no such contract shall be issued in the absence of reasonable grounds to believe that the purchase of such contract is suitable for such applicant on the basis of the information furnished after reasonable inquiry of such applicant concerning the applicant's investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.

I hereby certify that the foregoing is a correct extract from the Minutes of the Meeting above referred to.

DATED at Toronto, Province of Ontario this 4th day of October, 1989.




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                                      Assistant Secretary